Calculation of Filing Fee Tables
N-2
Apollo Debt Solutions BDC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(o)			$ 9,600,000,000.00	0.0001381	$ 1,325,760.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Shares	415(a)(6)			$ 2,000,000,000.00			N-2	333-278477	04/03/2024	$ 295,200.00
Carry Forward Securities		Equity	Common Shares	415(a)(6)			$ 400,000,000.00			N-2	333-295101	04/16/2026	$ 55,240.00
			Total Offering Amounts:				$ 12,000,000,000.00		$ 1,325,760.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,325,760.00
Offering Note
[1]	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement will include unsold securities previously registered for sale pursuant to the registrant's registration statement on Form N-2 (File No. 333-278477), filed on April 3, 2024 (the "2024 Registration Statement") and the registrant's registration statement on Form N-2 (File No. 333-295101), filed on April 16, 2026, (the "2026 Prior Registration Statement" and, together with the 2024 Registration Statement, the "Prior Registration Statements"). The 2024 Registration Statement registered shares of the registrant's common shares with a maximum aggregate offering price of $10 billion and the 2026 Registration Statement registered shares of the registrant's common shares with a maximum aggregate offering price of $400 million. As of April 21, 2026, approximately $2.0 billion and $400 million in shares remain unsold on the 2024 Registration Statement and 2026 Registration Statement, respectively. The registrant will identify in a pre-effective amendment to this Registration Statement the amount of shares to be carried forward to this Registration Statement from the Prior Registration Statements and any new shares to be registered. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that $2.4 billion of unsold shares of common shares originally registered for sale pursuant to the Prior Registration Statements will be carried forward to this Registration Statement. Pursuant to Rule 415(a)(6) the registration fees in the amount of $350,440 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, $1,325,760 in filing fees are due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date